3:

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 26, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

This Form 8-K is being filed to correct a clerical error in the calculations of basic and diluted pro forma net income per share in a Form 8-K filed earlier today. The pro forma amounts were reduced by $.01 per share to $1.06 and $1.05, respectively.

Item 5. Other Events and FD Disclosure

              On November 17, 2003, E. I. du Pont de Nemours and Company (the "company") and Koch Industries Inc. ("Koch"), announced that they had reached a definitive agreement to sell to subsidiaries of Koch substantially all of the assets of the company's Textiles & Interiors segment ("INVISTA") for $4.068 billion. In addition, Koch will assume approximately $270 million of the company's debt. In April of 2004, the company and Koch agreed to reduce the sale price from $4.068 billion to $3.828 billion. Except for three equity affiliates, this transaction is expected to be completed on April 30, 2004. The transfer of three equity affiliates will be delayed until the company receives approval from its equity partners. The company expects these affiliates will be transferred in 2004. Upon transfer of these equity affiliates, the company expects to realize a gain of approximately $77 million. This pro forma financial information assumes the transfer of these equity affiliates will be successfully completed. Upon closing, the company will indemnify Koch against certain liabilities primarily related to taxes, legal matters, environmental matters and other representations and warranties. The estimated fair value of these obligations is $75 million and will be recorded when the transaction is complete.

Item 7. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 gives effect to this sale as if this transaction had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated income statement for the year ended December 31, 2003 gives effect to the sale as if this transaction had occurred on January 1, 2003. The December 31, 2003 pro forma income statement has not been adjusted to exclude the separation charges and related goodwill impairment charges which were reflected in the historical financial statements as of December 31, 2003.

The unaudited pro forma condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the company, or of the financial position or results of operations of the company that would have actually occurred had the transaction been in effect as of the date or for the period presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the company.

Financial Statements and Exhibits:

(1)	E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated Income Statement (unaudited) for the year ended December 31, 2003.

(2)	E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of December 31, 2003.

(3)	Notes to the unaudited E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated Financial Statements.

Exhibit 1

E. I. DU PONT DE NEMOURS AND COMPANY
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED)
(dollars in millions, except per share)

Year ended December 31, 2003
	E. I. du Pont
	de Nemours		Other
	and Company	INVISTA(a)	Adjustments	Pro Forma

Net Sales	$26,996	$5,677	$110(b)	$21,429
Other income	734	49		685

Total	27,730	5,726		22,114

Cost of goods sold and other operating charges	19,476	4,844	70(b)	14,702
Selling, general and administrative expenses	2,995	370		2,625
Depreciation	1,355	333		1,022
Amortization of goodwill and other intangible
assets	229	11		218
Research and development expense	1,349	141		1,208
Interest expense	347	1		346
Restructuring and asset impairment charges	(17)	(7)		(10)
Separation charges - Textiles & Interiors	1,620	-		1,620
Goodwill impairment - Textiles & Interiors	295	-		295
Gain on sale of interest by subsidiary -
non-operating	(62)	-		(62)

Total	27,587	5,693		21,964

Income before income taxes and minority interest	143	33	40	150

Provision for (benefit from) income taxes	(930)	45	14(c)	(961)
Minority interests in earnings of consolidated
subsidiaries	71	25		46

Pro forma net income (loss)	$ 1,002	$ (37)	26	$ 1,065

Basic pro forma net income per share	$ 1.00			$ 1.06

Weighted average shares outstanding	996,717,845			996,717,845

Diluted pro forma net income per share	$ 0.99			$ 1.05

Weighted average shares and share equivalents	1,000,010,193			1,000,010,193

See notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Exhibit 2

E. I. DU PONT DE NEMOURS AND COMPANY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(dollars in millions, except per share)

December 31, 2003
	E. I. du Pont
	de Nemours		Other
	and Company	INVISTA(d)	Adjustments	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$ 3,298		$3,828(e)	$ 7,126
Accounts and notes receivable, net	4,218			4,218
Inventories	4,107			4,107
Prepaid expenses	208			208
Income taxes	1,141		4(f)	1,145
Assets held for sale	5,490	$5,390		100(g)

Total current assets	18,462			16,904

Property, plant and equipment (net of
accumulated depreciation)	9,892			9,892
Goodwill	1,939			1,939
Other intangible assets	2,986			2,986
Investment in affiliates	1,304			1,304
Other assets	2,456			2,456

Total	$37,039			$35,481

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 2,412			$ 2,412
Short-term borrowings and capital lease
obligations	5,914			5,914
Income taxes	60			60
Other accrued liabilities	2,963			2,963
Liabilities held for sale	1,694	$1,694		-

Total current liabilities	13,043			11,349

Long-term borrowings and capital lease
obligations	4,301			4,301
Other liabilities	8,909		75(h)	9,052
			68(i)
Deferred income taxes	508			508

Total liabilities	26,761			25,210

Minority interests	497			497

Commitments and Contingent Liabilities
Stockholders' Equity
Preferred stock, without par value - cumulative	237			237
Common stock, $.30 par value	325			325
Additional paid-in capital	7,522			7,522
Reinvested earnings	10,185		(7)(f)	10,178
Accumulated other comprehensive loss	(1,761)			(1,761)
Common stock held in treasury, at cost	(6,727)			(6,727)

Total stockholders' equity	9,781			9,774

Total	$37,039			$35,481

See notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Exhibit 3

Notes to the Unaudited E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated
Financial Statements
(a)

The "INVISTA" column in the Unaudited E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 2003 represents the elimination of the results of the businesses expected to be sold to Koch as if the dispositions had occurred as of January 1, 2003. Provision for income taxes reflects a mix of income and losses between tax jurisdictions with different statutory tax rates.

(b)

To include company sales (and related cost of goods sold) made by the company to the businesses expected to be sold to Koch that were previously eliminated in the company's consolidated historical results.

(c)	Represents adjustment (b) tax effected at the applicable statutory rates.

(d)

The "INVISTA" column in the Unaudited E. I. du Pont de Nemours and Company Pro Forma Condensed Consolidated Balance Sheet represents the elimination of the assets and liabilities being sold as determined as of December 31, 2003. Details of these assets and liabilities can be found in Note 5 to the Consolidated Financial Statements for December 31, 2003, as reported in the company's Annual Report on Form 10-K for 2003.

(e)	To increase cash and cash equivalents by the receipt of proceeds related to the expected sale of certain assets and liabilities to Koch.

(f)	To reflect the impact on reinvested earnings and related deferred taxes at 35 percent for changes in the cash proceeds and the fair value of indemnifications since December 31, 2003.

(g)	Represents the net book value of certain assets of the Textiles & Interiors segment which the company plans to sell.

(h)	Reflects estimated fair value of certain indemnity obligations made by the company effective with completion of the expected sale of assets to Koch.

(i)	To reflect the assumption of liabilities by the company effective with the expected sale of certain Canadian assets to Koch.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

April 26, 2004